Exhibit 10.1.3

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of              (the “Award Date”), by and between Luminent Mortgage Capital, Inc., a Maryland corporation (the “Company”), and Seneca Capital Management, LLC, a California limited liability company (the “Manager”).

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. The Company and the Manager entered into that certain Management Agreement dated as of June 11, 2003 (the “Management Agreement”), whereby the Manager was retained by the Company to manage the day-to-day operations of the Company.

B. Pursuant to the terms of the Management Agreement, the Manager has earned Incentive Management Compensation (as defined in the Management Agreement), a portion of which (the “Stock Obligation”) is payable in common stock, par value $0.001 per share, of the Company (“Common Stock”).

C. The Company desires to grant to the Manager, effective as of the Award Date set forth above, certain shares of Common Stock upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant. Subject to the terms of this Agreement and in satisfaction of the Stock Obligation, the Company hereby grants to the Manager an aggregate of              restricted shares of Common Stock (the “Restricted Shares”).

2. Vesting. Subject to Section 7 below, the Restricted Shares shall vest, and the restrictions imposed on the Restricted Shares hereunder (other than those restrictions set forth in Sections 5(b) and 5(d) below or otherwise required in order to comply with applicable securities and other laws) shall lapse, with respect to one third (1/3) of the total number of Restricted Shares on each of             ,              and             .

3. No Right to Continued Service. Except as otherwise provided in Section 7 below, the vesting schedule in Section 2 requires continued service of the Manager pursuant to the Management Agreement (including any extension of the term thereof), or a similar successor agreement pursuant to which the Manager continues to manage the day-to-day operations of the Company, through each applicable vesting date as a condition to the vesting of the applicable installment of the Restricted Shares and the rights and benefits of the Manager under this

Agreement. The Manager’s services to the Company for only a portion of a vesting period, even if a substantial portion, will not entitle the Manager to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 7 below.

Nothing contained in this Agreement constitutes a commitment by the Company or any of its subsidiaries or other affiliates to continue to retain the Manager, affects the Manager’s status as a consultant at will who is subject to termination without cause, confers upon the Manager any right to remain retained by or in service to the Company or any of its subsidiaries or other affiliates, interferes in any way with the right of the Company or any of its subsidiaries or other affiliates at any time to terminate such retention or service, or affects the right of the Company or any of its subsidiaries or other affiliates to increase or decrease the Manager’s other compensation or benefits in accordance with the terms of the other agreements among the parties. Nothing in this paragraph, however, is intended to adversely affect any independent right of the Manager under any contract (including, without limitation, the Management Agreement) other than this Agreement.

4. Dividend and Voting Rights. After the Award Date, the Manager shall be entitled to cash dividend and voting rights with respect to the Restricted Shares even though such shares are not vested pursuant to Section 2, provided that to the extent any such Restricted Shares are forfeited to the Company pursuant to Section 7 below or the terms of the Management Agreement, such rights shall terminate immediately with respect to the Restricted Shares that are so forfeited.

5. Restrictions on Transfer.

(a) Restrictions Prior to Vesting. Prior to the time that the Restricted Shares have become vested pursuant to Sections 2 or 7, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof (other than cash dividends), nor Restricted Property (as defined in Section 8) with respect thereto may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except that the Manager shall have the right to transfer any or all of the Restricted Shares to officers, directors and employees of and consultants to the Manager, provided that in connection with such transfer the transferee shall execute an agreement substantially similar to this Agreement and agree to be bound by the terms and conditions thereof, except that the vesting schedule shall commence on the Award Date of this Agreement and shall not be restarted when transferred. Any such transferee’s rights with respect to any Restricted Shares so transferred shall be no greater than the rights of the Manager with respect to such shares (had they not been transferred) and, without limiting the generality of the foregoing, any Restricted Shares so transferred shall be subject to forfeiture if the Manager no longer manages the day-to-day operations of the Company or a Subsidiary as provided in Section 7.

(b) Restrictions After Vesting. Upon and after the time that a Restricted Share has become vested pursuant to Sections 2 or 7, the Restricted Share shall not continue to be subject to the restrictions set forth in Section 5(a), but such share (and any related Restricted Property) shall continue to be subject to the other limitations and restrictions set forth or referred to, as the case may be, in this Agreement (including, without limitation, in Section 5(d) below).

Without in any way limiting the provisions set forth above, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof (other than cash dividends), nor Restricted Property shall be disposed of, in whole or in part, except in compliance with all applicable federal and state securities laws and unless and until:

(1)	there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)	such disposition is made in accordance with Rule 144 under the Securities Act; or

(3)	the Company is notified of the proposed disposition and is furnished with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, is furnished with an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

(c) Other Transfers Void. Any sale or transfer, or purported sale or transfer, of any Restricted Shares acquired pursuant to this Agreement or any interest therein, amount payable in respect thereof (other than cash dividends) or Restricted Property with respect thereto, other than to the Company shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed and followed. Furthermore, the proposed transferee in any otherwise permitted transfer of any such property or interest shall, as a condition precedent to any such transfer, agree in writing with the Company to be bound by the restrictions on such shares set forth in this Agreement (including, without limitation, the provisions of Section 5(d) below), which shall continue in effect with respect to the shares.

(d) Charter Documents. The Charter and Bylaws of the Company, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are more restrictive than those set forth in this Agreement, such restrictions and limitations shall apply to the Restricted Shares (both before and after such Restricted Shares shall have become vested pursuant to Section 2). Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or minimize, any limitation or restriction on the Restricted Shares imposed under this Agreement.

6. Delivery of Shares.

(a) Certificates to be Held by the Manager; Legends. Upon delivery to the Manager of a certificate or certificates, as the case may be, representing the Restricted Shares, such certificate(s) shall be held by the Manager or its designee until the shares represented thereby vest pursuant to Sections 2 or 7 or are forfeited pursuant to Section 7. Such certificate(s) shall initially bear the following legends:

(1) Vesting Legend.

“BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO BE BOUND BY THE PROVISIONS OF THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF JANUARY             , 2004 (THE “AGREEMENT”), BY AND BETWEEN THE CORPORATION AND THE HOLDER. THE AGREEMENT CONTAINS SUBSTANTIAL RESTRICTIONS ON TRANSFER, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, PLEDGE, TRANSFER OR OTHER DISPOSITION.”

(2) Securities Act Legend.

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD EXCEPT (A) TO THE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (C) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE INITIAL PURCHASER).”

(3) Other Legends. Any legends provided for by the Company’s Charter as well as any other legends that may be required and/or deemed appropriate under applicable laws by the Company.

(b) Delivery of Certificates Upon Vesting. Upon the request of the Manager and the return of the original certificate(s), and after the vesting of any Restricted Shares pursuant to Section 2, the Company shall deliver to the Manager a certificate evidencing the number of such vested Restricted Shares without the legend described in Section 6(a)(1) in exchange for the certificate(s) evidencing at least an equal number of shares bearing that legend. The shares so delivered by the Company shall no longer be restricted pursuant to Section 5(a) but shall continue to be subject to the restrictions referred to in Sections 5(b) and 5(d) and shall continue to be legended as set forth in Sections 6(a)(2) and 6(a)(3) for so long as the Company deems necessary. If, in such circumstances, the Manager shall return to the Company a certificate or certificates evidencing a greater number of shares than have vested, then the Company shall deliver to the Manager an additional certificate evidencing such excess number of shares and bearing all of the legends described in Section 6(a). As a further condition to the Company’s obligation to deliver any share certificate(s), the Manager shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

(c) Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Agreement, the Manager shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares and any related Restricted Property. The Manager, by acceptance of the Restricted Shares, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Manager’s attorneys-in-fact to effect any transfer of unvested, forfeited shares and any related Restricted Property to the Company as may be required or permitted pursuant to this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

7. Forfeiture and Acceleration of Unvested Shares.

(a) Termination of Service. Except as expressly provided in Section 7(c) below, the Restricted Shares shall be forfeited to the Company to the extent such shares have not become vested pursuant to Sections 2 or 7 prior to the later of (1) the expiration or termination of the Management Agreement (after giving effect to any extension of the term thereof), or (2) if the Management Agreement expires or terminates but the Manager continues to manage the day-to-day operations of the Company or a Subsidiary pursuant to a similar successor agreement, the termination of the Manager’s management of the day-to-day operations of the Company pursuant to or following the expiration of any such successor agreement. For this purpose, the term “Subsidiary” means a corporation or other entity the majority of the voting stock or voting interests of which are beneficially owned, directly or indirectly, by the Company. If the Manager is retained by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of service of the Manager for purposes of this Agreement, unless the Manager otherwise continues to be retained by or continues to provide service to the Company or another Subsidiary following such event.

(b) Return of Shares. Upon the occurrence of any forfeiture of the Restricted Shares pursuant to Section 7(a), such unvested, forfeited shares and related Restricted Property shall, without payment of any consideration by the Company for such transfer, be automatically transferred to the Company, without any other action by the Manager or any permitted transferee of the Manager. The Company may exercise its powers under Section 6 hereof and take any other action necessary or advisable to evidence such transfer. The Manager or any permitted transferee of the Manager, or any such person’s beneficiary or personal representative, as the case may be, shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

(c) Automatic Acceleration of Vesting. If the Management Agreement is terminated by the Company for any reason other than cause (as defined in the Management Agreement) (including, without limitation, a Change of Control (as defined in the Management Agreement)), then the portion of the Restricted Shares that is outstanding and otherwise unvested immediately prior to the time of such termination of service shall thereupon automatically become fully vested. Furthermore, if the Management Agreement expires or terminates but the Manager continues to manage the day-to-day operations of the Company or a Subsidiary pursuant to a similar successor agreement, and if the Manager’s services to the Company pursuant to such successor agreement are terminated by the Company for any reason other than cause, then the portion of the Restricted Shares that is outstanding and otherwise unvested immediately prior to the time of such termination of service shall thereupon automatically become fully vested. For purposes of the immediately preceding sentence, “cause” means, unless otherwise defined in the applicable successor management agreement, a reasonable good faith determination by the Board based on findings of fact which are disclosed to the Manager that the Manager was grossly negligent, acted with reckless disregard or engaged in willful misconduct or active fraud while discharging its material duties to the Company.

8. Adjustments Upon Specified Events. Upon the occurrence of a stock split, reverse stock split, stock dividend or any other change in capitalization, reorganization, merger or similar event affecting the Common Stock, the restrictions and limitations applicable to the Restricted Shares under this Agreement will continue in effect with respect to any consideration or other securities (the “Restricted Property” and, for the purposes of this Agreement, “Restricted Shares” shall include “Restricted Property,” unless the context otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than cash dividends provided for in Section 4 hereof) that is retained by the Company prior to the vesting of the related Restricted Shares, such cash shall be invested, pursuant to policies established by the Company, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Company until the vesting or forfeiture thereof, the earnings on which shall be added to and become a part of the Restricted Property.

9. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Chief Financial Officer, and to the Manager at the address of its principal office to the attention of the Chief Financial Officer. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Manager is no longer being retained by or rendering services to the Company, shall be deemed to have been duly given three (3) business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10. Entire Agreement. This Agreement (including the exhibit hereto) constitutes the entire and final agreement and supersedes all prior understandings, negotiations and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement is intended by the parties as a complete and exclusive statement of the terms of their agreement with respect to the subject matter hereof. Any representation, promise or agreement with respect to the subject matter hereof not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

The Charter and Bylaws of the Company, as well as the Management Agreement, respectively, are outside of the scope of the preceding paragraph.

This Agreement may be amended; provided, however, that any such amendment must be in writing and signed by the Company and the Manager. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not materially and adversely affect the Manager’s rights with respect to the Restricted Shares, provided that no such waiver shall operate or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. No waiver by the Company shall be binding unless in writing and signed by the Company. The Charter and Bylaws of the Company may be amended from time to time in accordance with their respective terms.

11. Effect of this Agreement. This Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company. The term “Company” for purposes of this Agreement includes any such successor(s).

12. Governing Law; Arbitration; Severability; Miscellaneous.

(a) California Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

(b) Construction. The terms of the purchase of the Restricted Shares have resulted from the negotiations of the parties. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

(c) Limited Rights. The Manager shall have no rights as a stockholder of the Company with respect to the Restricted Shares until a certificate (or certificates) representing the Restricted Shares shall have been registered and issued in the name of the Manager. The Manager’s rights with respect to the Restricted Shares after the date of such issuance are subject to the terms and conditions set forth herein.

(d) Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

(e) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

(f) Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

(g) Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

(h) Legal Counsel. The Company and the Manager recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

13. Securities Law Representations. The Manager acknowledges that the Restricted Shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under the Securities Act and an exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Manager, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	Accredited Investor. The Manager is an “accredited investor” as defined in Rule 501 of the Securities Act.

•	No Intent to Sell. The Manager is acquiring the Restricted Shares solely for the Manager’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act or other applicable state securities laws.

•	Information, No Reliance on Company. The Manager has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Shares and the restrictions imposed on the Restricted Shares. The Manager has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to acquire the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Manager has and will rely upon the advice of its own legal counsel, tax advisors, and/or investment advisors and is not relying on any representations made by the Company or any of its agents other than those expressly set forth in this Agreement.

•	Risk of Loss. The Manager is aware that the Restricted Shares may be of no practical value and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	Restrictions on Shares. The Manager understands that the Restricted Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Manager acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	Additional Restrictions. The Manager has read and understands the restrictions and limitations set forth in this Agreement which will be imposed on the Restricted

Shares (including those restrictions and limitations which will continue after the shares have vested), including, but not limited to, the provisions of Sections 5(a) and 5(d) of this Agreement. The Manager acknowledges having received and reviewed copies of the Charter and Bylaws of the Company and a copy of the Management Agreement.

•	No Company Representations. At no time was an oral representation made to the Manager relating to the Restricted Shares or the purchase of the Restricted Shares and the Manager was not presented with or solicited by any promotional meeting or material relating to the Restricted Shares or the purchase of the Restricted Shares.

•	Share Certificate Legend. The Manager represents that the Manager understands and acknowledges that any certificate evidencing the Restricted Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the legends set forth or referred to, as the case may be, in Section 6(a) above.

•	Tax Matters. The Manager has obtained and is relying upon the advice of its own tax advisors with respect to the tax consequences of the Manager’s acquisition of the Restricted Shares (including, without limitation, whether an election (a “Section 83(b) Election”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, may be made in connection with such acquisition, and the advisability of and procedures for making a Section 83(b) Election in the particular circumstances), as well as with respect to the tax consequences of any vesting, forfeiture and/or future sale or other transfer of the Restricted Shares. The Manager is not relying on any representations made by the Company or any of its agents with respect to such matters. The Manager acknowledges that, should the Manager be permitted and decide to make a Section 83(b) Election with respect to the acquisition of the Restricted Shares, the Manager must take affirmative steps to make such election within thirty days of the date of transfer of the Restricted Shares to the Manager.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

“COMPANY”

LUMINENT MORTGAGE CAPITAL,

INC., a Maryland corporation

By:

Its:

“MANAGER”

SENECA CAPITAL MANAGEMENT,

LLC, a Delaware limited liability company

By:

Its:

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EXHIBIT A

Stock Power

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement dated as of             , by and between Luminent Mortgage Capital, Inc., a Maryland corporation (the “Company”), and Seneca Capital Management, LLC, a Delaware limited liability company (the “Manager”), the Manager hereby sells, assigns and transfers to the Company an aggregate              shares of common stock of the Company, standing in the Manager’s name on the books of the Company and represented by stock certificate number(s)                                                   to which this instrument is attached, and hereby irrevocably constitutes and appoints                                                   as its attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its rights to reacquire the shares in the circumstances provided for in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)

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